Exhibit 1.3

JOHN DEERE CAPITAL CORPORATION

JDCC CoreNotesSM

Due Nine Months or More from Date of Issue

DISTRIBUTION AGREEMENT

February 26, 2009

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

4 World Financial Center
New York, NY 10080

Ladies and Gentlemen:

John Deere Capital Corporation, a Delaware corporation (the “Company”), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Purchasing Agent”), with respect to the issue and sale by the Company of its JDCC CoreNotesSM, Due Nine Months or More from Date of Issue described herein (the “Notes”).  The Notes are to be issued as a series under an indenture, dated as of March 15, 1997 (the “Indenture”), between the Company and The Bank of New York Mellon (successor trustee to The Chase Manhattan Bank), as trustee (the “Trustee”).  As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $1,500,000,000 aggregate principal amount (or its equivalent, based upon the applicable exchange rate at the time of the applicable trade date, in one or more foreign currencies designated by the Company) of Notes to or through the Purchasing Agent pursuant to the terms of this Agreement.  It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold to or through the Purchasing Agent pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

This Agreement specifies terms and conditions on which Notes may be sold by the Company (i) to the Purchasing Agent as principal for resale and (ii) directly to investors and other purchasers through the Purchasing Agent as an agent of the Company in soliciting offers for the purchase of Notes.  In addition, notwithstanding anything herein to the contrary, the Company may, without the consent of the Purchasing Agent, solicit or accept offers to purchase Notes from any person for their account (“direct placements”).  It is understood that the Purchasing Agent is not acting as an agent of the Company in direct placements.

The Company has filed with the Securities and Exchange Commission (the “SEC”) an automatic shelf registration statement on Form S-3 (No. 333-150486) for the registration of its debt securities, including the Notes, warrants to purchase debt securities and preferred stock, under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933

“CoreNotesSM” is a service mark of Merrill Lynch & Co., Inc.

Act (the “1933 Act Regulations”).  “Registration Statement” means, as of any time, the aforementioned registration statement, including any document incorporated, or deemed to be incorporated, by reference therein and any prospectus, prospectus supplement and pricing supplement that is, or is deemed or retroactively deemed to be, a part thereof at such time that has not been superseded or modified; provided, however, that in the absence of any time reference, the relevant time shall be the time of the first contract of sale for the Notes of a particular tranche, which time shall be considered the “new effective date” of the Registration Statement with respect to such Notes within the meaning of Rule 430B(f)(2) of the 1933 Act Regulations.  The Registration Statement originally became effective upon filing pursuant to Rule 462(e) of the 1933 Act Regulations, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

“Statutory Prospectus” means, collectively, (i) the prospectus relating to various securities of the Company, including the Notes, that is included in the Registration Statement at its original effectiveness, (ii) the prospectus supplement relating to the Company’s JDCC CoreNotesSM, most recently filed by the Company with the SEC pursuant to Rule 424(b) of the 1933 Act Regulations prior to the Company’s acceptance of the Notes of a particular tranche, and (iii) the pricing supplement relating to the Notes of a particular tranche that has been most recently filed by the Company with the SEC pursuant to Rule 424(b) of the 1933 Regulations and delivered by the Company to the Purchasing Agent for conveyance to investors prior to the Company’s acceptance of such Notes, including, in each case, any document incorporated, or deemed to be incorporated, by reference therein.

“Prospectus” means, collectively, (i) the prospectus relating to various securities of the Company, including the Notes, that is included in the Registration Statement at its original effectiveness, (ii) the prospectus supplement relating to the Company’s JDCC CoreNotesSM, most recently filed by the Company with the SEC, prior to the Company’s acceptance of the Notes of a particular tranche, pursuant to Rule 424(b) of the 1933 Act Regulations, and (iii) the pricing supplement relating to the Notes of a particular tranche that has been most recently filed by the Company with the SEC, prior to the Company’s acceptance of the Notes of such particular tranche, pursuant to Rule 424(b) of the 1933 Act Regulations that discloses any initial public offering price and the other final terms of such Notes and otherwise satisfies Section 10(a) of the 1933 Act.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, relating to the Notes of a particular tranche in the form filed or required to be filed by the Company with the SEC or, if not required to be filed, in the form retained, or required to be retained, in the Company’s records pursuant to Rule 433(g) of the 1933 Act Regulations.

All references in this Agreement to financial statements and schedules and other information which is “disclosed,” “contained,” “included,” “set forth” or “stated” (or other references of like import) in the Registration Statement, the Statutory Prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, the Statutory Prospectus or the Prospectus, as the case may be, prior to the offer and acceptance of the Notes of a particular tranche; and all references in this Agreement to amendments or supplements to the

Registration Statement, the Statutory Prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in the Registration Statement, the Statutory Prospectus or the Prospectus, as the case may be, after the offer and acceptance of the Notes of a particular tranche.

SECTION 1.           Appointment as Purchasing Agent.

(a)   Appointment.  Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby agrees that Notes will be sold exclusively to or through the Purchasing Agent pursuant to the terms of this Agreement.  The Company agrees that it will not appoint any other agents to act on its behalf, or to assist it, in the placement of the Notes.

(b)   Sale of Notes.  The Company shall not sell or approve the solicitation of offers for the purchase of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the aggregate principal amount of Notes registered pursuant to the Registration Statement.  The Purchasing Agent shall have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

(c)   Purchases as Principal.  The Purchasing Agent shall not have any obligation to purchase Notes from the Company as principal.  However, absent an agreement between the Purchasing Agent and the Company for the Purchasing Agent to act as an agent for the Company, the Purchasing Agent shall be deemed to be acting as principal in connection with any offering of Notes by the Company.  Accordingly, the Purchasing Agent may agree from time to time to purchase Notes from the Company as principal for resale to investors and other purchasers determined by such Purchasing Agent.  Any purchase of Notes from the Company by the Purchasing Agent as principal shall be made in accordance with Section 3(a) hereof.

(d)   Solicitations as Agent.  If agreed upon between the Purchasing Agent and the Company, the Purchasing Agent, acting solely as an agent for the Company and not as principal, will solicit offers for the purchase of Notes.  The Purchasing Agent will communicate to the Company, orally or in writing (including pursuant to electronic mail), each offer for the purchase of Notes solicited by it on an agency basis other than those offers rejected by the Purchasing Agent.  The Purchasing Agent shall have the right, in its discretion reasonably exercised, to reject any offer for the purchase of Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.  The Company may accept or reject any offer for the purchase of Notes, in whole or in part.  The Purchasing Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer for the purchase of Notes has been solicited by it on an agency basis and accepted by the Company.  The Purchasing Agent shall not have any liability to the Company in the event that any such purchase is not consummated for any reason provided; however, that the foregoing shall not relieve the Purchasing Agent of any liability it may have from a breach of its obligations hereunder.  If the Company shall default on its obligation to deliver Notes to a purchaser whose offer has been solicited by the Purchasing Agent on an agency basis and accepted by the Company, the Company shall (i) hold the Purchasing Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay to the Purchasing Agent any commission to which it would otherwise be entitled absent such default.

(e)   Reliance.  The Company and the Purchasing Agent agree that any Notes purchased from the Company by the Purchasing Agent as principal shall be purchased, and any Notes the placement of which the Purchasing Agent arranges as an agent of the Company shall be placed by the Purchasing Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.           Representations and Warranties.

(a)   The Company represents and warrants to the Purchasing Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether to the Purchasing Agent as principal or through the Purchasing Agent as agent) (each such time of acceptance being an “Applicable Time” unless otherwise agreed in writing by the Company and the Purchasing Agent in connection with such Notes), as of the date of each delivery of Notes (whether to the Purchasing Agent as principal or through the Purchasing Agent as agent) (the date of each such delivery to the Purchasing Agent as principal being hereafter referred to as a “Settlement Date”), and as of the times referred to in Section 7(b) hereof (each of the times referenced above being referred to hereafter as a “Representation Date”) as follows:

(i)            The Registration Statement and the Prospectus, at the time the Registration Statement became effective, complied and, as of the applicable Representation Date, will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder.  The conditions to the use of Form S-3 in connection with the offering and sale of the Notes as contemplated hereby have been satisfied.  The Registration Statement constitutes an “automatic shelf registration statement” as defined in Rule 405 of the 1933 Act Regulations.  The Company has not received from the SEC a notice, pursuant to Rule 401(g)(2) of the 1933 Act Regulations, of objection to the use of the automatic shelf registration statement form.  As of the determination date applicable to the Registration Statement (and any amendment thereof) and the offering and sale of the Notes contemplated hereby, the Company is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations.  The date of any agreement by the Purchasing Agent to act as principal or agent in connection with the Notes of a particular tranche is not more than three years subsequent to the original effective date of the Registration Statement.  The Registration Statement, at the time the Registration Statement became effective, did not, and, at each time thereafter at which any amendment to the Registration Statement becomes effective and any Annual Report on Form 10-K is filed by the Company with the SEC and as of each Representation Date, will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus, as of the date hereof, does not, and as of each Representation Date, will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Purchasing Agent expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which constitutes the Statement of Eligibility under the 1939 Act on Form T-1 of the Trustee under the Indenture.

(ii)           At the time of original filing of the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Notes and at the date of any agreement by the Purchasing Agent to act as principal or agent in connection with the Notes of a particular tranche, the Company was not and is not an “ineligible issuer” as defined in Rule 405 of the 1933 Act Regulations.

(iii)          As of the Applicable Time with respect to the offering of the Notes of a particular tranche, the Statutory Prospectus and any Issuer Free Writing Prospectus, used at or prior to the Applicable Time that constitutes a Permitted Free Writing Prospectus under Section 4(l) hereof, when considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any prospectus included in the Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Purchasing Agent specifically for use therein.

(iv)          Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes of the particular tranche or until any earlier date that the Company notified or notifies the Purchasing Agent as contemplated in Section 4(d) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict (within the meaning of Rule 433(c) of the 1933 Act Regulations) with the information then contained in the Registration Statement.

(v)           The financial statements and the supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial position of the Company and its subsidiaries on a consolidated basis, as at the dates indicated, and the respective results of operations for the periods specified, in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved.

(vi)          The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC thereunder (the “1934 Act Regulations”), and, when read together and with the other information in the Registration Statement, the General Disclosure

Package and the Prospectus, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(vii)         Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as may otherwise be stated in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has not been any material adverse change in the financial condition of the Company and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and (B) there have not been any transactions entered into by the Company or its subsidiaries other than (1) transactions in the ordinary course of business including borrowings for the acquisition of receivables and other operations or (2) transactions which are not material in relation to the Company and its subsidiaries considered as one enterprise.

(viii)        The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(ix)           The execution and delivery of this Agreement and the Indenture and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its parent company, Deere & Company (“Deere”), pursuant to any indenture, loan agreement, contract or other agreement or instrument to which the Company or Deere is a party or by which the Company or Deere may be bound or to which any of the property or assets of the Company or Deere is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or, to the best of its knowledge, any order, rule or regulation applicable to the Company of any court or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company.

(x)            The Notes have been duly authorized for issuance and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Indenture against payment of the consideration therefor in accordance with this Agreement, the Notes will be valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors’ rights or by general equity principles and will be entitled to the benefits of the Indenture.

(xi)           The Notes conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xii)          The accountants who certified the financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent registered public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

(xiii)         The Notes, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture, will be excluded or exempted from the provisions of the Commodity Exchange Act.

(xiv)        The Company acknowledges and agrees that (i) each purchase and sale, or placement, of Notes pursuant to this Agreement, including the determination of any price for the Notes and Purchasing Agent compensation, is an arm’s-length commercial transaction between the Company, on the one hand, and the Purchasing Agent, on the other hand, (ii) in connection therewith and with the process leading to such transactions, the Purchasing Agent is acting solely as a principal and not the agent (except to the extent explicitly set forth herein) or fiduciary of the Company or any of its affiliates, (iii) the Purchasing Agent has not assumed any advisory or fiduciary responsibility in favor of the Company or any of its affiliates with respect to any offering of Notes contemplated hereby or the process leading thereto (irrespective of whether the Purchasing Agent has advised or is currently advising the Company or any of its affiliates on other matters) or any other obligation to the Company or any of its affiliates except the obligations explicitly set forth in this Agreement, (iv) the Purchasing Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (v) the Purchasing Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby, and (vi) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.

(b)   Additional Certifications.  Any certificate signed by any officer of the Company and delivered to the Purchasing Agent or to counsel for the Purchasing Agent in connection with an offering of Notes to the Purchasing Agent as principal or through the Purchasing Agent as agent shall be deemed a representation and warranty by the Company to the Purchasing Agent as to the matters covered thereby on the date of such certificate and, to the extent therein provided, at each Representation Date subsequent thereto.

SECTION 3.           Purchases as Principal; Solicitations as Agent.

(a)   Purchases as Principal.  Notes purchased from the Company by the Purchasing Agent as principal shall be made in accordance with terms agreed upon between the Purchasing Agent and the Company (which terms, unless otherwise agreed, shall, to the extent applicable, include those terms specified in Exhibit A hereto and shall be agreed upon orally, with written confirmation prepared by the Purchasing Agent and mailed to the Company).  The Purchasing Agent’s commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.  Unless the context otherwise requires, references herein to “this Agreement” or “Distribution Agreement” shall include the applicable agreement of the Purchasing Agent to purchase Notes from the Company as principal.  Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule A hereto.  The Purchasing Agent may engage the services of any broker or dealer in connection with the resale of the Notes purchased by it as principal or allow all or any portion of the discount received by it in connection with such purchases to any broker or dealer.  At the time of each purchase of Notes from the Company by the Purchasing Agent as principal, the Purchasing Agent shall specify the requirements for the officers’ certificate, opinions of counsel and comfort letter pursuant to Sections 7(b), 7(c) and 7(d), respectively, hereof.

(b)   Solicitations as Agent.  On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and the Purchasing Agent, the Purchasing Agent, as an agent of the Company, will use its reasonable efforts to solicit offers for the purchase of Notes upon the terms set forth in the Prospectus.  The Purchasing Agent is authorized to appoint any sub-agent with respect to solicitations of offers to purchase Notes.  All Notes sold through the Purchasing Agent as agent will be sold at 100% of their principal amount unless otherwise agreed upon between the Company and the Purchasing Agent.

The Company reserves the right, in its sole discretion, to suspend solicitation of offers for the purchase of Notes through the Purchasing Agent, as an agent of the Company, commencing at any time for any period of time or permanently.  As soon as practicable after receipt of instructions from the Company and the Purchasing Agent, the Purchasing Agent will suspend solicitation of offers for the purchase of Notes from the Company until such time as the Company has advised the Purchasing Agent that such solicitation may be resumed.

The Company agrees to pay the Purchasing Agent, as consideration for soliciting offers to purchase Notes as an agent of the Company, a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of any such solicitation made by the Purchasing Agent, as set forth in Schedule A hereto.

(c)   Administrative Procedures.  For each offering of Notes, the purchase price, interest rate or formula, maturity date and other terms of the Notes specified in Exhibit A hereto (as applicable) shall be agreed upon between the Company and the Purchasing Agent and specified in the applicable pricing supplement to be prepared by the Company in connection with such offering.  Except as otherwise specified in the applicable pricing supplement, the Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000.  Administrative procedures with respect to the issuance and sale of the Notes (the “Procedures”) shall be agreed upon from time to time among the Company, the Purchasing Agent and the Trustee.  The Purchasing Agent and the Company agree to perform, and the Company agrees to cause the Trustee to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Procedures.

SECTION 4.                                Covenants of the Company.

The Company covenants and agrees with the Purchasing Agent as follows:

(a)          Notice of Certain Events.  The Company will notify the Purchasing Agent immediately of (i) the effectiveness of any amendment to the Registration Statement, (ii) the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iii) any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (v) any negative change in the rating assigned by any nationally recognized statistical rating organization to the JDCC CoreNotesSM Program under which the Notes are issued (the “Program”) or any securities (including the Notes) of the Company, or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review its rating of the Program or any such securities, or the withdrawal by any nationally recognized statistical rating organization of its rating of the Program or any such securities.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)         Notice of Certain Proposed Filings.  Except as otherwise provided in this subsection or subsection (k) of this Section 4, the Company will: (i) give the Purchasing Agent notice of its intention to file (A) any new or additional registration statement with respect to the Notes or (B) any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether by the filing of documents pursuant to the 1933 Act, the 1934 Act or otherwise; (ii) furnish the Purchasing Agent with copies of any document referred to in clause (i) above proposed to be filed a reasonable time in advance of filing; (iii) make available to the Purchasing Agent copies of documents so filed promptly upon the filing thereof; and (iv) give the Purchasing Agent notice of the initiation of any examination pursuant to Section 8(e) of the 1933 Act relating to the Registration Statement or any new or additional registration statement relating to the Notes or the Company becoming subject to a proceeding under Section 8A of the 1933 Act in connection with the Notes.  The Company will promptly effect all filings necessary pursuant to Rule 424(b) of the 1933 Act Regulations, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the SEC and, in the event that it was not, it will promptly file such prospectus.  Without limiting the generality of the foregoing, the Company will prepare, with respect to any Notes to be sold to or through the Purchasing Agent pursuant to this Agreement, a pricing supplement with respect to such Notes in a form previously approved by the Purchasing Agent.  The Company will deliver such pricing supplement to the Purchasing Agent no later than 12:00 p.m., New York City time, on the same business day as the intended conveyance to investors of the pricing supplement by the Purchasing Agent and will file such pricing supplement promptly thereafter, in the manner and within the time period required by Rule 424(b)(3) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of pricing supplement transmitted for filing under Rule 424(b) was received for filing by the SEC and, in the event that it was not, it will promptly file such pricing supplement.

The Company shall pay the required SEC filing fees relating to the Notes within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).  Notwithstanding the foregoing, except as set forth below, the Company shall not be required to give the Purchasing Agent notice of its intention to file, to furnish the Purchasing Agent a copy in advance of filing, or to make available to the Purchasing Agent, (i) Quarterly Reports on Form 10-Q, any Current Report on Form 8-K that includes solely the financial and other information referred to in subsection (e) or (f) of this Section 4 (including a press release containing such information) or any filings pursuant to Section 14 of the 1934 Act, provided that the Company shall make available to the Purchasing Agent copies of such documents promptly after the filing thereof, and provided, further, that if any such document is to be filed in order that the Registration Statement, the General Disclosure Package or the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading (in the case of this General Disclosure Package and the Prospectus, in the light of the circumstances then existing), then the Company shall give immediate notice (prior to the filing of any such document) to the Purchasing Agent to cease sales of any Notes the Purchasing Agent may then own as principal and to cease solicitations of offers to purchase the Notes in its capacity as agent, (ii) any amendment or supplement to the Prospectus that relates exclusively to an offering of debt securities other than Notes or (iii) any Current Report on Form 8-K filed solely for the purpose of incorporating an exhibit by reference into a registration statement except that the Company shall make available to the Purchasing Agent any such Current Report on Form 8-K promptly after the filing thereof.

(c)          Copies of Each Statutory Prospectus and the Prospectus.  The Company will furnish to the Purchasing Agent as many copies of each Statutory Prospectus as the Purchasing Agent shall reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to the Purchasing Agent as many copies of the Prospectus (as amended or supplemented) as the Purchasing Agent shall reasonably request so long as the Purchasing Agent is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

(d)         Revisions of Prospectus or the Statutory Prospectus — Material Changes.  Except as otherwise provided in subsection (j) of this Section 4, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the opinion of the Company or in the reasonable opinion of counsel for the Purchasing Agent or counsel for the Company, to further amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus in order that the same will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading (in the case of the General Disclosure Package and the Prospectus, in the light of the circumstances existing at the time the same is delivered (or but for the exemption in Rule 172 of the 1933 Act Regulations would be required to be delivered) to a purchaser), or if it shall be necessary, in the opinion of the Company or in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Statutory Prospectus or the Prospectus in order to comply with the requirements of the 1933 Act or the

1933 Act Regulations, the Company shall give immediate notice to the Purchasing Agent to cease sales of any Notes it may then own as principal and to cease the solicitation of offers to purchase the Notes in its capacity as agent, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Statutory Prospectus and the Prospectus comply with such requirements.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly (i) notify the Purchasing Agent and (ii) amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)          Prospectus Revisions — Periodic Financial Information.  Except as otherwise provided in subsection (j) of this Section 4, promptly after there shall be released to the general public, interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall cause the Registration Statement, the Statutory Prospectus and the Prospectus to be amended or supplemented to include or incorporate by reference capsule financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

(f)            Prospectus Revisions — Audited Financial Information.  Except as otherwise provided in subsection (j) of this Section 4, promptly after there shall be released to the general public, financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement, the Statutory Prospectus and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

(g)         Earnings Statements.  The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering each twelve month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

(h)         Blue Sky Qualifications.  The Company will endeavor, in cooperation with the Purchasing Agent, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Purchasing Agent may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.  The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided.  The Company will promptly advise the Purchasing Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(i)             1934 Act Filings.  The Company, during the period when the Prospectus is required to be delivered (or but for the exemption in Rule 172 of the 1933 Act Regulations would be required to be delivered) under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a) or 14 of the 1934 Act.

(j)             Suspension of Certain Obligations.  The Company shall not be required to comply with the provisions of subsections (b), (d), (e) or (f) of this Section 4 during any period from the time (i) the Purchasing Agent shall have suspended solicitation of offers for the purchase of the Notes in its capacity as agent pursuant to a request from the Company and (ii) the Purchasing Agent shall not hold any Notes purchased from the Company as principal, to the time (x) the Company shall determine that solicitation of offers for the purchase of the Notes should be resumed or (y) the Purchasing Agent shall subsequently purchase Notes from the Company as principal.

(k)          Renewal Deadline.  If, immediately prior to the third anniversary of the original effective date of the Registration Statement, any Notes that the Company has agreed to offer and sell remain unsold by the Purchasing Agent, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to such Notes, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary (if such registration statement is not an automatic shelf registration statement), and will take all other action necessary or appropriate to permit the public offering and sale of such Notes to continue as contemplated in the expired registration statement relating to such Notes.  References herein to the “Registration Statement” shall include such new shelf registration statement.

(l)             Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of the Purchasing Agent, and the Purchasing Agent represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Notes of the particular tranche that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the SEC.  Any such free writing prospectus consented to in writing by the Company and the Purchasing Agent is referred to herein as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely SEC filing where required, legending and record keeping.

Notwithstanding anything to the contrary contained herein, the Company consents to the use by the Purchasing Agent of a free writing prospectus that contains only (a) (i) information describing the preliminary terms of the Notes generally or the Notes of any particular tranche specifically or their offering or (ii) information that describes the final terms of the Notes of any particular tranche or their offering and that is or is to be included in the pricing supplement of the Company contemplated in the first sentence above or (b) other customary information that is neither “issuer information,” as defined in Rule 433, or otherwise an Issuer Free Writing Prospectus.

SECTION 5.                                Conditions of Obligations.

The obligations of the Purchasing Agent to purchase Notes from the Company as principal, the obligations of the Purchasing Agent to solicit offers to purchase the Notes as agent and the obligations of any purchasers of the Notes sold through the Purchasing Agent as agent, will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

(a)          Legal Opinions.  On the date hereof, the Purchasing Agent shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Purchasing Agent:

(1)          Opinion of Company Counsel.  The opinion of Shearman & Sterling LLP, counsel to the Company, to the effect set forth in Exhibit B hereto.

(2)          Opinion of General Counsel/Deputy General Counsel/Associate General Counsel.  The opinion of the General Counsel of Deere or the Company or a Deputy General Counsel or an Associate General Counsel of Deere to the effect that (i) the Company is duly qualified to transact business and is in good standing in the state of Delaware (ii) the execution and delivery of this Agreement and the Indenture, the fulfillment of the terms herein and therein set forth and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of, or default under, the charter or by-laws of the Company or any agreement, indenture or other instrument known to such counsel of which the Company is a party or by which it is bound, or any law, administrative regulation or administrative or court order known to such counsel applicable to the Company and (iii) the execution and delivery of this Agreement and the Indenture and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of any agreement, indenture or other instrument known to such counsel of which Deere or any of its subsidiaries is a party or by which any of them is bound.

(3)          Opinion of Counsel to the Purchasing Agent.  The opinion of Sidley Austin LLP, counsel to the Purchasing Agent, covering the matters referred to in paragraphs (i) to (viii), inclusive, of Exhibit B hereto.

(4)          Disclosure Statement.  In giving their opinions required by subsections (a)(1) and (a)(3) of this Section 5, Shearman & Sterling LLP and Sidley Austin LLP shall each additionally state that such counsel has not verified, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, other than those mentioned in paragraphs (v) and (xi) (in the case of Shearman & Sterling LLP only) set forth in Exhibit B hereto.  Such counsel has, however, generally reviewed and discussed such statements with certain officers and employees of the Company and with its auditors.  In the course of such review and discussion, no facts have come to the attention of such counsel that has caused such counsel to believe that (A) the Registration Statement (except for the financial statements and other financial data included therein or omitted therefrom and the Statement of Eligibility of the Trustee on Form T-1, as to which such counsel has not been requested to comment), at the time the Registration Statement or any such amendment became effective or at the time an Annual Report on Form 10-K was filed by the Company (whichever is later) or at the time of any “new effective date” within the meaning of Rule 430B(f)(2) of the 1933 Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel has not been requested to comment), at the time the Prospectus was issued, at the time any amendment or supplement to the Prospectus was issued or at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) the General Disclosure Package, as of the Applicable Time or as of any Settlement Date, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)         Officers’ Certificate.  At the date hereof, there shall not have been, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the financial condition of the Company and its subsidiaries considered as one enterprise or in the results of operations or business prospects of the Company and its subsidiaries considered as one enterprise, not reflected in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, whether or not arising in the ordinary course of business; and on the date hereof, the Purchasing Agent shall have received a certificate of the President, any Executive Vice President, any Senior Vice President or any Vice President and the principal financial or principal accounting officer of the Company to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

(c)          Comfort Letter.  On the date hereof, the Purchasing Agent shall have received a letter from Deloitte & Touche LLP, dated as of the date hereof and in form and substance satisfactory to the Purchasing Agent, to the effect set forth in Exhibit C hereto.

(d)         Other Documents.  On the date hereof, counsel to the Purchasing Agent shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Purchasing Agent and to counsel to the Purchasing Agent.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Purchasing Agent by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(g) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 11 hereof and the provisions set forth under “Parties” of Section 15 hereof shall remain in effect.

SECTION 6.                                Delivery of and Payment for Notes Sold through the Purchasing Agent as Agent.

Delivery of Notes sold through the Purchasing Agent as agent shall be made by the Company to the Purchasing Agent for the account of any purchaser only against payment therefor in immediately available funds.  In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the Purchasing Agent shall promptly notify the Company and deliver the Note to the Company, and, if the Purchasing Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to the Purchasing Agent.  If such failure has occurred for any reason other than default by the Purchasing Agent in the performance of its obligations hereunder, the Company will reimburse the Purchasing Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company’s account.

SECTION 7.                                Additional Covenants of the Company.

The Company covenants and agrees with the Purchasing Agent as follows:

(a)          Reaffirmation of Representations and Warranties.  Each acceptance by the Company of an offer for the purchase of Notes (whether to the Purchasing Agent as principal or through the Purchasing Agent as agent), and each delivery of Notes (whether to the Purchasing Agent as principal or through the Purchasing Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and, to the extent therein provided, in any certificate theretofore delivered to the Purchasing Agent pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Purchasing Agent or to the purchaser or its agent, as the case may be, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to each such time).

(b)         Subsequent Delivery of Certificates.  Each time that (1) the Registration Statement, the General Disclosure Package or the Prospectus shall be amended or supplemented or there is filed with the SEC any document incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus (other than (i) any amendment, supplement or document that is not required to be made available by the Company to the Purchasing Agent pursuant to Section 4(b) hereof, (ii) any Current Report on Form 8-K filed solely for the purpose of incorporating an exhibit by reference into another document, and (iii) any Quarterly Report on Form 10-Q relating exclusively to a presentation of periodic financial information (including management’s discussion and analysis), a true and accurate summary of which has been previously filed in a Current Report on Form 8-K, if a certificate described below was delivered in connection with the filing on such Form 8-K) or (2) (if so agreed by the Company and the Purchasing Agent in connection with the purchase of Notes from the Company by the Purchasing Agent as principal) the Company sells Notes to the Purchasing Agent as principal, then the Company shall furnish or cause to be furnished to the Purchasing Agent forthwith a certificate dated the date of effectiveness of such amendment, the date of filing with the SEC of such supplement or document, or the date of such sale, as the case may be, in form and substance satisfactory to the Purchasing Agent to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which were last furnished to the Purchasing Agent are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided, however, that in the event that the sale of Notes whose principal, premium, if any, and/or interest payments are determined by reference to any index, formula or other method (“Indexed Notes”) shall be authorized by the Company, such certificate shall also include as an exhibit thereto a true and correct specimen of the form of Indexed Notes being issued and shall cover such other matters as the Purchasing Agent may reasonably request.

(c)          Subsequent Delivery of Legal Opinions.  Each time that (1) the Registration Statement, the General Disclosure Package or the Prospectus shall be amended or supplemented or there is filed with the SEC any document incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus (other than (i) by an amendment or supplement relating solely to the interest rates, interest payment dates or maturity dates of the Notes or similar information, (ii) solely for the inclusion of additional financial information (including any management’s discussion and analysis), (iii) by an amendment made by the filing of a Quarterly Report on Form 10-Q and any Current Report on Form 8-K (except in the circumstances hereinafter described) and (iv) by an amendment or supplement which is not required to be made available by the Company to the Purchasing Agent pursuant to Section 4(b) hereof) or (2) (if so agreed by the Company and the Purchasing Agent in connection with the purchase of Notes from the Company by the Purchasing Agent as principal) the Company sells Notes to the Purchasing Agent as principal, the Company shall furnish or cause to be furnished forthwith to the Purchasing Agent and to counsel to the Purchasing Agent the written opinions of Shearman & Sterling LLP, counsel to the Company, and either the General Counsel for the Company or Deere or an Associate General Counsel of Deere, or other counsel satisfactory to the Purchasing Agent, dated the date of effectiveness of such amendment, the date of filing with the SEC of such supplement or document, or the date of such sale, as the case may be, in form and substance satisfactory to the Purchasing Agent, of the same tenor as the opinions referred to in Section 5(a)(1) and Section 5(a)(2), respectively, hereof, but modified, as necessary, to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinions or, in lieu of such opinions, counsel last furnishing such opinions to the Purchasing Agent shall each furnish the Purchasing Agent with a letter to the effect that the Purchasing Agent may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance); provided, however, that in the event that the sale of Indexed Notes shall be authorized by the Company, Shearman & Sterling LLP, counsel for the Company, and Sidley Austin LLP, counsel for the Purchasing Agent, or other counsel satisfactory to the Company and the Purchasing Agent, shall deliver their written opinions, dated the date of such sale, confirming the exclusion or exemption of such Indexed Notes from the Commodity Exchange Act and covering such other matters as the Company and/or the Purchasing Agent may reasonably request.  If the Purchasing Agent reasonably determines that the information included in a filing by the Company in a Quarterly Report filed on Form 10-Q or a Current Report filed on Form 8-K is of such importance that a legal opinion should be delivered to the Purchasing Agent in conjunction therewith, the Purchasing Agent shall notify the Company promptly upon such determination.  The Company will thereupon deliver to the Purchasing Agent an opinion of the General Counsel for the Company or Deere or an Associate General Counsel of Deere as to matters set forth in Section 5(a)(2) hereof and such portions of Section 5(a)(1) hereof as the Purchasing Agent may reasonably designate and to the further effect of the opinions delivered pursuant to Section 5(a)(4) hereof, modified, as necessary, to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended or supplemented to the time of delivery of such opinion.

(d)         Subsequent Delivery of Comfort Letters.  Each time that (1) the Registration Statement, the General Disclosure Package or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the SEC any document incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus which contains additional financial information or (2) (if so agreed by the Company and the Purchasing Agent in connection with the purchase of Notes from the Company by the Purchasing Agent as principal) the Company sells Notes to the Purchasing Agent as principal, the Company shall cause Deloitte & Touche LLP, or their successors, forthwith to furnish the Purchasing Agent a letter, dated the date of effectiveness of such amendment, supplement or document with the SEC, or the date of such sale, as the case may be, in form and substance satisfactory to the Purchasing Agent, of the same tenor as the portions of the letter referred to in paragraphs (i) and (ii) set forth in Exhibit C hereto but modified to relate to the Registration Statement, the General Disclosure Package and the Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in paragraphs (iii) and (iv) set forth in Exhibit C hereto with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement, the General Disclosure Package or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Deloitte & Touche LLP, or their successors, may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Purchasing Agent, such letter should cover such other information.  For purposes of this Section 7(d), the filing of a Current Report on Form 8-K for the exclusive purpose of presenting interim periodic financial information pursuant to Section 4(e) hereof will not, in and of itself, give rise to an obligation to deliver a letter from Deloitte & Touche LLP or their successors pursuant to this Section 7(d).

SECTION 8.                                Indemnification.

(a)          Indemnification of the Purchasing Agent.  The Company agrees to indemnify and hold harmless the Purchasing Agent and each person, if any, who controls the Purchasing Agent within the meaning of Section 15 of the 1933 Act:

(i)             against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary pricing supplement, any Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus (within the meaning of Rule 433 of the 1933 Act Regulations) or the General Disclosure Package or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchasing Agent expressly for use in the Registration Statement or any such Statutory Prospectus or the Prospectus or any Issuer Free Writing Prospectus or the General Disclosure Package, or was made in reliance upon the Statement of Eligibility under the 1939 Act on Form T-1 of the Trustee under the Indenture;

(ii)          against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or of any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)                   against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

In no case shall the Company be liable under this indemnity agreement with respect to any claim made against the Purchasing Agent or any such controlling person unless the Company shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure to so notify the Company shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  The Company shall be entitled to participate at its own expense in the defense, or if it so elects within a reasonable time after receipt of such notice, to assume the defense for any suit brought to enforce any such claim, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Purchasing Agent or controlling person or persons, defendant or defendants in any suit so brought.  In the event that the Company elects to assume the defense of any such suit and retains such counsel, the Purchasing Agent or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel thereafter retained by them.  In the event that the parties of any such action (including impleaded parties) include both the Company and the Purchasing Agent and the Purchasing Agent shall have been advised by counsel chosen by it and satisfactory to the Company that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, the Company shall not have the right to assume the defense of such action on behalf of the Purchasing Agent and will reimburse the Purchasing Agent and any person controlling the Purchasing Agent as aforesaid for the reasonable fees and expenses of any counsel retained by them, it being understood that the Company shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Purchasing Agent and controlling persons, which firm shall be designated in writing by the Purchasing Agent.  The Company agrees to notify the Purchasing Agent within a reasonable time of the assertion of any claim against it, any of its officers or directors or any person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, in connection with the sale of the Notes.

(b)         Indemnification of the Company, Directors and Officers.  The Purchasing Agent agrees that it will indemnify and hold harmless the Company and each of its officers who signs the Registration Statement and each of its directors and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act to the same extent as the foregoing indemnity from the Company, but free of the condition set forth in the first sentence of the second paragraph of Section 8(a) above and only with respect to statements or omissions made in any preliminary pricing supplement, any Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the Registration Statement or the General Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchasing Agent expressly for use in the Registration Statement or in any such Statutory Prospectus or the Prospectus or an Issuer Free Writing Prospectus or the General Disclosure Package.  In case any action shall be brought against the Company or any person so indemnified based on the Registration Statement or such Statutory Prospectus or the Prospectus or an Issuer Free Writing Prospectus or the General Disclosure Package and in respect of which indemnity may be sought against the Purchasing Agent, the Purchasing Agent shall have the rights and duties given to the Company, and the Company and each person so indemnified shall have the rights and duties given to the Purchasing Agent, by the provisions of subsection (a) of this Section 8.

SECTION 9.                                Contribution.

If the indemnification provisions provided in Section 8 above should under applicable law be unenforceable in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchasing Agent from the offering of the Notes which are the subject of the action and also the relative fault of the Company and the Purchasing Agent in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Purchasing Agent shall be deemed to be in the same proportion as (A) in the case of Notes to be resold on a fixed public offering price basis, the total net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Purchasing Agent, in each case as set forth in the Prospectus, bear to the aggregate public offering price of the Notes which are the subject of the action or (B) in the case of Notes to be resold on a varying price basis, the total net proceeds from the offering (before deducting expenses) received by the Company and the total net proceeds received by the Purchasing Agent from the distribution of such Notes in excess of the purchase price paid by the Purchasing Agent to the Company bear to the public offering price paid to the Purchasing Agent for such Notes.

The relative fault of the Company and the Purchasing Agent shall be determined by reference to, among other things, whether the indemnified party failed to give the notice required under Section 8 above including the consequences of such failure, and whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasing Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission of the Company and the Purchasing Agent.

The Company and the Purchasing Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9.  The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this Section 9, the Purchasing Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by the Purchasing Agent as principal and distributed to the public or sold by the Company as a result of a solicitation made by the Purchasing Agent as agent were offered to the public exceeds the amount of any damages which the Purchasing Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Purchasing Agent within the meaning of Section 15 of the 1933 Act; and the obligations of the Purchasing Agent under this Section 9 shall be in addition to any liability which the Purchasing Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer who signs the Registration Statement, to each director of the Company and to each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act.

SECTION 10.                          Payment of Expenses.

The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

(i)                         the preparation and filing of the Registration Statement, each Statutory Prospectus, each Issuer Free Writing Prospectus and the Prospectus and, in each case, any amendments or supplements thereto;

(ii)                      the preparation, filing and reproduction of this Agreement;

(iii)                   the preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of Notes issued in book-entry form;

(iv)                  the fees and disbursements of the Company’s accountants and counsel, of the Trustee and its respective counsel, and of any calculation agent or exchange rate agent;

(v)                     the reasonable fees and disbursements of counsel to the Purchasing Agent incurred from time to time in connection with the transactions contemplated hereby;

(vi)                  the qualification of the Notes under state securities laws in accordance with the provisions of Section 4(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Purchasing Agent in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

(vii)               the printing and delivery to the Purchasing Agent in quantities as hereinabove stated of copies of the Registration Statement, each Statutory Prospectus, each Issuer Free Writing Prospectus and the Prospectus and, in each case, any amendments or supplements thereto, and the delivery by the Purchasing Agent of the General Disclosure Package and the Prospectus and, in each case, any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

(viii)            the preparation, printing and delivery to the Purchasing Agent of copies of the Indenture and all supplements and amendments thereto;

(ix)                    any fees charged by rating agencies for the rating of the Notes;

(x)                       the fees and expenses, if any, incurred with respect to any filing with the Financial Industry Regulatory Authority (“FINRA”);

(xi)                    any advertising and other out-of-pocket expenses of the Purchasing Agent incurred with the express consent of the Company; and

(xii)                 fees payable to the Federal Deposit Insurance Corporation (the “FDIC”) under the FDIC’s Temporary Liquidity Guarantee Program.

SECTION 11.                          Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Purchasing Agent or any controlling person of the Purchasing Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 12.                          Termination.

(a)          Termination of this Agreement.  This Agreement (excluding any agreement by the Purchasing Agent to purchase Notes from the Company as principal) may be terminated for any reason at any time by either the Company or the Purchasing Agent upon the giving of 30 days’ written notice of such termination to the other party.

(b)         Termination of Agreement to Purchase Notes as Principal.  The Purchasing Agent may terminate any agreement by the Purchasing Agent to purchase Notes from the Company as principal, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the financial condition of the Company and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there has occurred any material adverse change in the financial markets in the United States or, if such Notes are denominated and/or payable in, or indexed to, one or more foreign currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis, in each case the effect of which is such as to make it, in the judgment of the Purchasing Agent, impracticable or inadvisable to market such Notes or enforce contracts for the sale of such Notes, (iii) trading in any securities of the Company has been suspended or limited by the SEC or a national securities exchange, or if trading generally on the New York Stock Exchange or the NYSE Alternext U.S. has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by order of the SEC, FINRA or any other governmental authority, or a banking moratorium has been declared by either Federal or New York authorities or a banking moratorium has been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated, indexed or payable, or a material disruption has occurred in securities settlement or clearance services in the United States, or, in the case of Notes payable to holders or beneficial owners in Europe, with respect to Clearstream or Euroclear systems in Europe, (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of such agreement shall have been lowered or withdrawn since that date or if any such rating agency shall have publicly announced that it has under surveillance or review its rating of the program pursuant to which any such debt securities are offered for possible downgrading or withdrawal, or (v) if there shall have come to the Purchasing Agent’s attention any facts that would cause it to believe that the General Disclosure Package, at the Applicable Time, or the Prospectus, at the time it was required to be delivered (or but for the exemption in Rule 172 of the 1933 Act Regulations would have been required to be delivered) to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading.

(c)          General.  In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) the Purchasing Agent shall be entitled to any commission with respect to Notes sold by the Company as a result of a solicitation made by the Purchasing Agent and earned in accordance with the third paragraph of Section 3(b) hereof, (ii) if at the time of termination (A) the Purchasing Agent shall own any Notes purchased from the Company as principal with the intention of reselling them or (B) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(g) hereof, the provisions of Section 5 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11 and 15 hereof shall remain in effect.

SECTION 13.                          Notices.

Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by registered mail or by facsimile, and any such notice shall be effective when received at the address specified below.

If to the Company:

John Deere Capital Corporation

Suite 600

1 East First Street

Reno, Nevada 89501

Attention:  Manager

Facsimile:  (775) 786-4145

with a copy to:

Deere & Company

One John Deere Place

Moline, Illinois 61265

Attention:  Treasurer

Facsimile:  (309) 749-0559

If to the Purchasing Agent:

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

4 World Financial Center

North Tower — 15th Floor

New York, New York 10080

Attention:  MTN Product Management Group

Facsimile:  (212) 449-2234

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14.                          Governing Law.

This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.  Any suit, action or proceeding brought by the Company against the Purchasing Agent in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

SECTION 15.                          Parties.

This Agreement shall inure to the benefit of and be binding upon the Purchasing Agent and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors, and the controlling persons and officers and directors referred to in Sections 8 and 9 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Purchasing Agent and the Company in accordance with its terms.

Very truly yours,

JOHN DEERE CAPITAL CORPORATION

		By:	/s/ James A. Davlin
Name: James A. Davlin
Title: Vice President and Treasurer

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Diane Kenna
Name: Diane Kenna
Title: Authorized Signatory

SCHEDULE A

The Company shall pay the Purchasing Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below.

PERCENT OF
MATURITY RANGES	PRINCIPAL AMOUNT

From 9 months to less than 18 months	0.125%
From 18 months to less than 2 years	0.200%
From 2 years to less than 3 years	0.400%
From 3 years to less than 4 years	0.625%
From 4 years to less than 5 years	0.750%
From 5 years to less than 6 years	1.000%
From 6 years to less than 7 years	1.100%
From 7 years to less than 10 years	1.200%
From 8 years to less than 9 years	1.300%
From 9 years to less than 10 years	1.400%
From 10 years to less than 11 years	1.500%
From 11 years to less than 12 years	1.600%
From 12 years to less than 15 years	1.750%
From 15 years to less than 20 years	2.000%
More than 20 years	2.500%

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EXHIBIT A

PRICING TERMS

Principal Amount: $

Interest Rate or Formula:
If Fixed Rate Note,
Interest Rate:
Interest Payment Dates:
If Floating Rate Note,
Interest Rate Basis(es):
If LIBOR,
LIBOR Page:
Designated LIBOR Currency:
If CMT Rate,
Designated CMT Telerate Page:
If Telerate Page 7052:
☐ Weekly Average
☐ Monthly Average
Designated CMT Maturity Index:
Index Maturity:
Spread and/or Spread Multiplier, if any:
Initial Interest Rate, if any:
Initial Interest Reset Date:
Interest Reset Dates:
Interest Payment Dates:
Maximum Interest Rate, if any:
Minimum Interest Rate, if any:
Fixed Rate Commencement Date, if any:
Fixed Interest Rate, if any:
Day Count Convention:
Calculation Agent:

Redemption Provisions:
Initial Redemption Date:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction, if any:
Repayment Provisions:
Optional Repayment Date(s):
Survivor’s Option:

Original Issue Date:
Stated Maturity Date:
Authorized Denomination:
Price to Public: %, plus accrued interest, if any, from
Purchase Price: %
Settlement Date and Time:
Additional/Other Terms:

Also, agreement as to whether the following will be required:

Officers’ Certificate pursuant to Section 7(b) of the Distribution Agreement.
Legal Opinion pursuant to Section 7(c) of the Distribution Agreement.
Comfort Letter pursuant to Section 7(d) of the Distribution Agreement.

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EXHIBIT B

FORM OF OPINION OF SHEARMAN & STERLING LLP

TO BE DELIVERED PURSUANT TO SECTION 5(b)(1)

(i)                                     The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

(ii)                                  The Distribution Agreement has been duly authorized, executed and delivered by the Company.

(iii)                               The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization or other similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and to provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

(iv)                              The Notes have been duly authorized by the Company and, when duly executed by the Company and completed and authenticated by the Trustee in accordance with the Indenture and delivered against payment pursuant to the Distribution Agreement, the Notes, in the forms certified by an authorized officer of the Company, will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization or other similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and to provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

(v)                                 The Notes conform in all material respects to the description thereof in the Registration Statement, the General Disclosure Package and the Prospectus.

(vi)                              The Indenture has been duly qualified under the 1939 Act.

(vii)                           The Registration Statement is effective under the 1933 Act and, to their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.

(viii)                        The Registration Statement and the Prospectus (except for the financial statements and other financial data included therein or omitted therefrom and the Statement of Eligibility of the Trustee on Form T-1, as to which such counsel need express no opinion), excluding the documents incorporated by reference therein, as of their respective

B-1

effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act, the 1939 Act and the 1933 Act Regulations.

(ix)                                Each document incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion), as of the date it was filed with the SEC, appears on its face to have been appropriately responsive in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations.

(x)                                   The execution and delivery of the Distribution Agreement, the fulfillment of the terms therein set forth and the consummation of the transactions therein contemplated will not conflict with the charter or by-laws of the Company.

(xi)                                The information contained in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “United States Federal Taxation,” to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is accurate in all material respects.

B-2

EXHIBIT C

FORM OF DELOITTE & TOUCHE LLP’S COMFORT LETTER

TO BE DELIVERED PURSUANT TO SECTION 5(d)

(i)                                     We are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations and the Public Company Accounting Oversight Board (United States).

(ii)                                  In our opinion, the consolidated financial statements and supporting schedule(s) of the Company and its subsidiaries audited by us and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply as to form, in all material respects, with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations.

(iii)                               We have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company and its indicated subsidiaries, a reading of the minute books of the Company and such subsidiaries since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company and such subsidiaries responsible for financial and accounting matters with respect to the unaudited consolidated financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and the latest available interim unaudited financial statements of the Company and its subsidiaries, and such other inquiries and procedures as may be specified in this letter, and on the basis of such inquiries and procedures nothing came to our attention that caused us to believe that: (A) the unaudited consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or were not fairly presented in conformity with generally accepted accounting principles in the United States applied on a basis substantially consistent with that of the audited financial statements included therein, or (B) at a specified date not more than five days prior to the date of this letter, there was any change in the consolidated capital stock or any increase in consolidated long-term debt of the Company and its subsidiaries or any decrease in the consolidated net assets of the Company and its subsidiaries, in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus or, during the period from the date of such balance sheet to a specified date not more than five days prior to the date of this letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or net income of the Company and its subsidiaries, except in each such case as set forth in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus or except for such exceptions enumerated in this letter as shall have been agreed to by the Purchasing Agent and the Company.

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(iv)                              In addition to the examination referred to in our report included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, and the limited procedures referred to in clause (iii) above, we have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and which are specified by the Purchasing Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in this letter.

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